1 Confidential ESG PPL Corporation Amended and Restated 2012 Stock Incentive Plan Performance Unit Agreement PERFORMANCE UNIT AGREEMENT (the “Agreement”) dated as of the Date of Grant set forth in the Notice of Grant (as defined below), by and between PPL Corporation, a Pennsylvania corporation (the “Company”), and the participant whose name appears on the Notice of Grant (the “Participant”). 1. Grant of Stock Based Award. Subject to the terms and conditions of this Agreement (including vesting conditions): (a) The Company hereby evidences and confirms its grant to the Participant, effective as of the Date of Grant, of the number of stock based units contingent upon Company financial performance (the “Performance Units”) specified in the Notice of Grant attached hereto as Exhibit A and made a part hereof (“Notice of Grant”). (b) Dividend Equivalent Grants. (i) If on any date while the Performance Units are outstanding hereunder the Company shall pay any cash dividend on its shares of Common Stock, the Participant shall be granted, as of the applicable dividend payment date, a “Cash Dividend Equivalent Award” which shall represent a future contingent right to a number of shares of Common Stock (rounded down to the nearest whole share) with a current Fair Market Value equal to the product of (x) the number of "Total Performance Units" (as defined below) held by the Participant hereunder as of the related dividend record date, multiplied by (y) the amount of such cash dividend per share of Common Stock, rounded to the nearest whole cent. Any Cash Dividend Equivalent Award shall be subject to the same payment terms and conditions as the corresponding Performance Units to which they relate. (ii) If on any date while the Performance Units are outstanding hereunder the Company shall pay any dividend on its shares of Common Stock in the form of shares of Common Stock, the Participant shall be granted, as of the applicable dividend payment date, the contingent right to a future number of shares of Common Stock, equal to the product of (x) the number of Total Performance Units held by the Participant hereunder as of the related dividend record date, multiplied by (y) the number of shares of Common Stock (including any fraction thereof) payable as a dividend on one share of Common Stock, rounded down to the nearest whole Unit. (iii) At any point in time, the total number of shares of Common Stock of all Performance Units, Cash Dividend Equivalent Awards, and rights to the stock dividends, if any, referred to in Section 1(b)(ii) above, shall be defined as "Total Performance Units." (c) This Agreement and the Total Performance Units granted hereunder are subject to all of the terms and conditions of the PPL Corporation Amended and Restated 2012 Exhibit 10(ff)

2 Confidential Stock Incentive Plan (the “Plan”), as amended from time to time, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan. 2. Vesting of Total Performance Units. (a) Vesting In General. The Total Performance Units will vest subject to satisfaction of the Performance Vesting Condition and Service Vesting Condition as described below in this Section 2. (b) Performance Vesting Condition. The proportion of the Total Performance Units that satisfy the Performance Vesting Condition shall be based on the extent of the achievement of the performance goals (“Goals”) established by the Committee for the “Performance Period” (as set forth in the Notice of Grant). Promptly after the conclusion of the Performance Period, the Committee will determine the extent to which the Goals have been satisfied. Based on the Committee’s determination, (A) the Total Performance Units will satisfy the Performance Vesting Condition as and to the extent set forth in the Notice of Grant, and (B) the portion of the Total Performance Units, if any, that do not satisfy the Performance Vesting Condition shall be immediately forfeited and cancelled by the Company without any consideration. (c) Service Vesting Condition. (i) General. The Service Vesting Condition shall be satisfied if the Participant continues employment through the “Vesting Date” (as set forth in the Notice of Grant). Except as provided in Section 2(c)(ii) or 2(d) below, in the event of the Participant’s termination of Employment for any reason prior to the Vesting Date, the Participant's Total Performance Units shall be immediately forfeited and cancelled by the Company without consideration. (ii) Death, Disability, Retirement. (A) Subject to Section 2(d)(i) below, in the event of the Participant’s termination of Employment with the Company and its Affiliates due to death, Disability or Retirement prior to the Vesting Date, the Service Vesting Condition shall be deemed satisfied. (B) For purposes of this Agreement, “Retirement” shall mean the Participant’s termination of Employment at a time when the Participant is eligible to commence monthly retirement benefits under the Company’s Retirement Plan, or, if the Participant is not a participant in the Company’s Retirement Plan, under any other defined benefit pension plan (whether or not tax qualified) maintained by the Company Group, or, if the Participant is not covered by any defined benefit pension plan, then Retirement shall mean the Participant’s termination of Employment at or after age 55. (d) Change in Control. Notwithstanding the foregoing, in the event of a Change in Control prior to the Vesting Date while a Participant remains employed with the Company and its Affiliates (or following termination of Employment due to death, Disability or Retirement before the end of the Performance Period), (i) in the event

3 Confidential the Change in Control occurs prior to the conclusion of the Performance Period, the Performance Vesting Condition shall be deemed satisfied at the “Target Award” level (as described in the Notice of Grant) and a pro rata portion of all then outstanding Total Performance Units will be deemed to have satisfied the Service Vesting Condition based on a fraction, the numerator of which is the number of day elapsed from the commencement of the Performance Period through the date immediately prior to the Change in Control, and the denominator of which is the number of days in the original Performance Period, and (ii) in the event the Change in Control occurs upon or after the conclusion of the Performance Period, the Performance Vesting Condition will be satisfied (if at all) to the extent of actual attainment of the Goals and all then outstanding Total Performance Units will be deemed to have satisfied the Service Vesting Condition. All remaining Total Performance Units that do not so vest in accordance with the foregoing provisions of this Section 2(d) shall be immediately forfeited and cancelled by the Company without consideration upon the consummation of the Change in Control. (e) No shares of Common Stock will be issued or issuable (or other consideration be payable) with respect to any portion of the Total Performance Units that do not vest in accordance with the foregoing provisions of Section 2. All Performance Units and shares of Common Stock issued in connection with Performance Units are subject to forfeiture in accordance with the PPL Corporation Policy Regarding Recoupment of Executive Compensation. 3. Payment Date. Subject to Section 7(c), on the Payment Date (as defined below), the Company shall issue to the Participant one share of Common Stock in settlement of each Total Performance Unit that vests as provided in Section 2, if any. The “Payment Date” upon which this Award shall be settled and paid shall occur as soon as practicable following the date on which both the Performance Vesting Condition and Service Vesting Condition are satisfied (or deemed satisfied), but in any event not later than March 15 of the year following such date; provided that (x) if the Participant is eligible for Retirement on the Date of Grant or could become eligible for Retirement before the end of the year following the end of the Performance Period, the Payment Date shall be the earliest of (I) any date in the year following the end of the Performance Period, (II) the date that is six month following Retirement or (III) as of immediately prior to a Change in Control that constitutes a change in the ownership or effective control, or change in ownership of a substantial portion of the assets, of the Company within the meaning of Section 409A of the Code, and (y) otherwise if either or both of the Performance Vesting Condition or Service Vesting Condition are satisfied by reason of a Change in Control, the Payment Date shall occur as of immediately prior to the Change in Control. No fractional shares of Common Stock shall be issued. Fractional shares shall be settled through a cash payment based on the Fair Market Value of the Common Stock on the Payment Date. 4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Common Stock acquired upon settlement of the Total Performance Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares, and Participant may not sell the shares of Common Stock, if the Company determines that such sale would not be in material compliance with such laws and regulations.

4 Confidential 5. Participant’s Rights with Respect to the Total Performance Units. (a) Restrictions on Transferability. The Total Performance Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, without limitation, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan, as if such beneficiary or the estate were the Participant. (b) No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Common Stock corresponding to the Total Performance Units granted hereby, unless and until shares of Common Stock are actually issued to the Participant in respect thereof. 6. Adjustment in Capitalization. In the event of any change in the outstanding Common Stock by reason of any recapitalization, combination or exchange of shares or other similar changes in the Common Stock, appropriate adjustment shall be made by the Committee, in accordance with Section 10 of the Plan. 7. Miscellaneous. (a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. (b) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate the Participant’s Employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates. (c) Tax Withholding. The Company and its Affiliates shall have the right to deduct from all amounts payable to the Participant (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the vested Total Performance Units, as may be necessary in the opinion of the Company to satisfy tax withholding required by law to be withheld. Unless otherwise determined by the Committee, the Company will meet such obligations with respect to the settlement and payment of any vested Total Performance Units by having the Company withhold the least number of whole shares of Common Stock having a Fair Market Value sufficient to satisfy the amount required to be withheld in respect of settlement and payment of the vested Total Performance Units. (d) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania regardless of the application of rules of conflict of laws that would apply to the laws of any other jurisdiction.

5 Confidential (e) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Total Performance Unit Award evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Total Performance Unit Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the shares of Common Stock is unknown and cannot be predicted with certainty. (f) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. (g) Amendments. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner it deems appropriate; provided that no such amendment shall, without the Participant’s consent, materially diminish the Participant’s rights under this Agreement. (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Sincerely, PPL Corporation By: Vincent Sorgi President and CEO

6 Confidential ESG Exhibit A PPL CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN PERFORMANCE UNIT AWARD - NOTICE OF GRANT The number of shares of PPL Common Stock that may be earned and become vested under this Performance Unit Award shall be based on the achievement of pre- established performance goals as set by the Committee for the Performance Period, based on the following: Name of Participant: Participant Name Date of Grant: Grant date Total Number of Performance Units Awarded (subject to vesting): X,XXX shares of Common Stock Performance Period: January 1, 2022 – December 31, 2024 Performance Measures: Environmental, Social and Governance (“ESG”) performance measures are reduction in company vehicle emissions, reduction in building energy use and retirement of Mill Creek Unit 1 by or before December 31, 2024: Reduction in Company Vehicle Emissions: Three-year goal of cumulative electrified fleet vehicles based upon the underlying overall Company goal of electrifying 100% of light-duty vehicles and 50% of medium/heavy vehicles by 2030.  This three-year goal is measured by:  Electrification of fleet units. Electrification is any powertrain conversion from carbon-based fuels used for the purpose of operating and driving a vehicle. This can include, but not limited to, hybrid and electric configurations.  Counting cumulative electrified vehicle conversions or delivered from the manufacturer within calendar year contributing to total electrified fleet.  Methodology: Total units owned and operated by each Operating Company (i.e., PPL Electric Utilities, LG&E, KU) per vehicle class, as described below. Light Duty Vehicles up to 10,000 pounds GVWR Personnel Carriers Pick-up trucks (1/2 ton, ranger, etc.) Cargo Vans Heavy Duty Pick-up truck (3/4 ton) Medium Duty Vehicles 10,001 to 26,000 pounds GVWR Trouble Trucks

Heavy Duty Pick-up Trucks (1 ton)
Dump Trucks
Service-body Trucks
Walk-in Vans
Oil Filter Trucks

Heavy Duty Vehicles	>26,000 pounds GVWR

Material Handling Bucket Trucks
Digger-Derrick
Pole-Rig
Stake Body Trucks

- **Exclusions from goal measurement:**
  - Any fleet units (i.e. vehicles, machinery, trailers, etc.) not used more than 50 miles annually (light, medium and heavy)
  - Equipment not meant for open road use
  - Specialty Equipment backhoe-loader, skid-steer, tracked equipment, crane, reel-tensioner

Reduction in Building Energy Use: Three-year goal of reduction in GWh Energy Use in Pennsylvania and Kentucky and BBtu Energy Use in Kentucky.

- Includes total consumption for all billed and metered buildings owned by the Operating Company.
- Base/reference temperature for degree days is 65F
- Weather normalization, adjusting actual usage to "normal" weather conditions to account for seasonal variations
  - Total net meter consumption
  - GWh is measured with combined PA and KY usage
  - Degree days are measured at Allentown (KABE) and Lexington (KLEX)
  - Calculations
    - Normalized MWh Usage = 1257.7 + (18.32 *CDD) + (4.71 * HDD)
    - Normalized MMBtu Usage = 0 + (78.37 * HDD)

Solar array installs may be utilized at any Operating Company owned facility and not limited to just service centers.

- **Methodology:**
  - Total energy consumed for owned buildings. Recorded at each meter.
  - Energy use will be considered net of any Photovoltaic (solar)
  - Energy use will exclude any increases for electric vehicle charging

- **Exclusions from goal measurement:**
  - Unmanned "buildings" such as control cubicles.
  - Rented or non-owned facilities
  - Any energy reductions from decommissioning/retirement of building

Retirement of Mill Creek Unit 1 by or before December 31, 2024: Retirement of this coal plant means that it will no longer produce energy from coal.

7

Confidential

8 Confidential Payout Schedule: ** Full interpolation between each stated target from 0% to 200% for Electrified Fleet and Building Energy Use. Performance Measure 0% Target 50% Target 100% Target 150% Target 200% Target Goal Weight PU - ESG Achieve Cumulative Electified Fleet Vehicle target 304 333 362 397 432 5.00% Achieve Building GWH Energy Use Target 91.2 90.5 89.8 89.1 88.5 16.75% Achieve Building BBtu Energy Use Target 290 288 286 284 282 3.25% Closure of Mill Creek Unit 1 by 12/31/2024 Not Complete Complete 75.00% 100% 2022 Long-Term Incentive Goal Targets